UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2010

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements.  Vanguard Natural Resources, LLC (the “Company”) is the parent of VNR Holdings, LLC, a Delaware limited liability company (“VNRH”).  The Company and VNRH initially entered into employment agreements with the following named executive officers, effective as follows:  Scott W. Smith, originally effective October 9, 2006, and Richard A. Robert, originally effective January 1, 2007.  The Company and VNRH later entered into amended and restated employment agreements with Messrs. Smith and Robert, effective April 18, 2007 (the “Executive Employment Agreements”).  The Company has previously described the material terms of both of the Executive Employment Agreements in the Registration Statement under the Securities Act of 1933 filed with the Securities and Exchange Commission on April 25, 2007.

On February 8, 2010, the Company and VNRH entered into second amended and restated Executive Employment Agreements (the “Amended Agreements”) with each of Messrs. Smith and Robert, respectively, in order to set forth in writing the new terms of the named executive officers’ employment relationship with VNRH.  The new term of the Amended Agreements will continue until January 1, 2013, with subsequent one year renewals in the event that neither the Company, VNRH nor the executives have given notice to the other parties that the agreements should not be extended. The annual base salaries for the executives were increased from $225,000 to $295,000 for Mr. Smith, and from $225,000 to $275,000 in the case of Mr. Robert.  The Amended Agreements also include a new annual bonus structure for the executives.  The annual bonus will be composed of two company performance elements, absolute target distribution growth and relative unit performance to peer group, as well as a third discretionary element to be determined by the Company’s board of directors.  Each of the three components will comprise an equal one-third of each annual bonus.  The annual bonus does not require a minimum payout, although the maximum payout may not exceed two times the respective executive’s annual base salary.

In the event of the Company’s change of control, the Amended Agreements will provide a change in control payment to each of the executives in the amount of two times their then-current base salary and annual bonus, and the value of any restricted unit awards that became vested in the year immediately prior to the change of control, although this payment is capped at $2,000,000 despite the value of the individual components for that year.  Any outstanding restricted units or phantom units held by the executives at the time of the change of control shall be accelerated and settled according to the terms of the Vanguard Natural Resources, LLC Long-Term Incentive Plan (the “LTIP”) and any applicable individual award agreement.  A “Change of Control” shall defined for purposes of the Amended Agreements by utilizing the “Change of Control” definition contained within the LTIP at the time a change of control occurs.  For reference, the LTIP has been previously described and filed with the Securities Exchange Commission on the Company’s Current Report on Form 8-K on October 24, 2007.  In the event such a change of control payment creates an excise tax for either of the executives pursuant to section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the executives will receive a gross-up payment in an amount necessary to cover the additional excise taxes, though such a gross-up will not apply to any Federal, state or local taxes that were imposed upon the change of control payment that originally gave rise to the excise taxes.

The Amended Agreements contain the same non-competition, non-solicitation and confidentiality provisions as the executives’ original employment agreements, as well as continue to require the executives to sign a release in the Company’s favor prior to receiving any severance payments pursuant to the Amended Agreements.  Severance payments pursuant to the executives’ termination for reasons other than “Cause” also remain consistent with the original employment agreements.

The Amended Agreements also provide for equity-based awards in connection with the entrance into to the Amended Agreements, as described below.

The foregoing summary description of the Amended Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Amended Agreements, which are attached as exhibits hereto.

Grants of Equity-Based Compensation Awards.  Messrs. Smith and Robert will each receive 15,000 restricted units granted pursuant to the LTIP, as well as an annual grant of 15,000 phantom units granted pursuant to the LTIP.

The restricted unit agreements are subject to a restricted period of three years.  One-third of the aggregate number of the units will vest on each one-year anniversary of the date of grant so long as the Executive remains continuously employed with the Company.  In the event the executives are terminated without “Cause,” or the executive resigns for “Good Reason” (each term of which is defined in the executive’s respective Amended Agreement), or the executive is terminated due to his death or “Disability” (as such term is defined in the Amended Agreement), all unvested outstanding restricted units shall receive accelerated vesting.  Where the executive is terminated for “Cause,” all restricted units, whether vested or unvested, will be forfeited.  Upon the occurrence of a “Change of Control,” (as defined in the LTIP), all unvested outstanding restricted units shall receive accelerated vesting.

The phantom units are also subject to a three year vesting period, although the vesting is not pro-rata, but a one-time event which shall occur on the three year anniversary of the date of grant so long as the Executive remains continuously employed with the Company during such time. The phantom units are accompanied by dividend equivalent rights, which entitle the executives to receive the value of any dividends made by the Company on its units generally with respect to the number of phantom shares that executive received pursuant to this grant.  In the event the executive is terminated for “Cause” (as such term is defined in the Amended Agreement), all phantom units, whether vested or unvested, will be forfeited.  The phantom units, once vested, shall be settled upon the earlier to occur of (a) the occurrence of a “Change of Control,” (as defined in the LTIP), or (b) the executive’s separation from service (as defined in section 409A of the Code).

Both the restricted units and the phantom units will be subject to all the terms and conditions of the LTIP as well as the individual award agreements which govern the equity-based compensation awards.  Neither the restricted units nor the phantom units are transferable other than by will or the laws of descent and distribution.  The Company shall withhold from the settlement or payment of the awards, as applicable, any amounts or shares of units necessary to satisfy the Company’s withholding obligations.

The foregoing summary description of the restricted unit agreements and the phantom unit agreements is not intended to be complete and is qualified in its entirety by the complete text of such agreements, which are attached as exhibits hereto.

Item 9.01                      Financial Statements and Exhibits

           (d)           Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Employment Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Scott W. Smith
10.2	Second Amended and Restated Employment Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Richard A. Robert
10.3	Restricted Unit Award Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Scott W. Smith
10.4	Restricted Unit Award Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Richard A. Robert
10.5	Phantom Unit Award Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Scott W. Smith
10.6	Phantom Unit Award Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Richard A. Robert

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC.

Date:  February 8, 2010                                                                            By:  /s/ Scott W. Smith
Scott W. Smith
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Employment Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Scott W. Smith
10.2	Second Amended and Restated Employment Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Richard A. Robert
10.3	Restricted Unit Award Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Scott W. Smith
10.4	Restricted Unit Award Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Richard A. Robert
10.5	Phantom Unit Award Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Scott W. Smith
10.6	Phantom Unit Award Agreement, by and between Vanguard Natural Resources, LLC, VNR Holdings, LLC. and Richard A. Robert